Exhibit (h)(5)

KAYNE ANDERSON MLP INVESTMENT COMPANY

UP TO AN AGGREGATE PRINCIPAL SALE PRICE OF $100,000,000 OF COMMON STOCK

CONTROLLED EQUITY OFFERINGSM

SALES AGREEMENT

April 1, 2015

CANTOR FITZGERALD & CO.

110 East 59th Street

New York, New York 10022

Ladies and Gentlemen:

Kayne Anderson MLP Investment Company, a Maryland corporation (the “Fund”), KA Fund Advisors, LLC, a Delaware limited liability company (the “Adviser”), and Kayne Anderson Capital Advisors, L.P., a California limited partnership and the parent of the Adviser (“KACALP”) (solely with respect to Section 6(b)(v), Section 6(b)(vii), Section 7(l), Section 9 and Section 10), confirm their agreement (this “Agreement”) with Cantor Fitzgerald & Co. (“CF&Co” and together with the Fund, the Adviser and KACALP, the “Parties” each individually a “Party”), as follows:

1. Issuance and Sale of Shares.

The Fund agrees that, from time to time during the term of this Agreement, on the terms and subject to the conditions set forth herein, it may sell through CF&Co, acting as agent and/or principal, its common stock, $0.001 par value per share (the “Common Stock”), having an aggregate sale price of up to $100,000,000 (the “Shares”) as the Fund and CF&Co shall mutually agree from time to time. Notwithstanding anything to the contrary contained herein, the parties hereto agree that compliance with the limitations set forth in this Section 1 on the amount of Shares issued by the Fund, and sold through CF&Co under this Agreement, shall be the sole responsibility of the Fund, and CF&Co shall have no obligation in connection with such compliance. The issuance and sale of the Shares through CF&Co will be effected pursuant to the Registration Statement (as defined below) filed by the Fund and declared effective by the Securities and Exchange Commission (the “Commission”).

The Fund has entered into (i) an Investment Management Agreement with KACALP, dated as of December 12, 2006, which was assigned to the Adviser on December 31, 2006 (the “Advisory Agreement”); (ii) a Letter Agreement dated December 11, 2014, with the Adviser relating to Waiver of Certain Fees under the Advisory Agreement and amending and extending the fee waiver agreement with the Advisor for an additional one year term expiring on December 11, 2015 (the “Advisory Letter Fee Agreement”); (iii) a Custody Agreement with The Custodial Trust Company, dated September 27, 2004, which was assigned to JPMorgan Chase Bank, N.A. on June 15, 2009 (the “Custodian Agreement”); (iv) a Certificate of Appointment with the American Stock Transfer & Trust Company, dated September 27, 2004 (the “Transfer Agency Agreement”); and (v) a Fund Services Agreement with Ultimus Fund Solutions, LLC (“Ultimus”), dated November 15, 2013 (the “Fund Services Agreement”), which replaced (a) the Administration Agreement with Ultimus, dated as of February 28, 2009, as amended on December 12, 2011 and (b) the Fund Accounting Agreement with Ultimus, dated September 27, 2004.

Collectively, the Advisory Letter Fee Agreement, the Custodian Agreement, the Transfer Agency Agreement, and the Fund Services Agreement are herein referred to as the “Fund Agreements.” The Fund has filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Securities Act”), and the Investment Company Act of 1940, as amended, and the rules and regulations thereunder (collectively, the “Investment Company Act”), with the Commission a registration statement on Form N-2 as amended on March 12, 2015 (File Nos. 333-201950 and 811-21593) (the “registration statement”). Except where the context otherwise requires, the registration statement, as amended at the time of such registration statement’s effectiveness for purposes of Section 11 of the Securities Act, as such section applies to CF&Co (the “Effective Time”), shall include (i) all documents filed as part thereof or incorporated or deemed to be incorporated by reference therein and (ii) any information contained or incorporated by reference in a prospectus filed with the Commission pursuant to Rule 497 under the Securities Act, to the extent such information is deemed, pursuant to Rule 430B or Rule 430C under the Securities Act, to be part of such registration statement at the Effective Time (the “Registration Statement”). Except where the context otherwise requires, “Base Prospectus” as used herein, means the base prospectus included as part of the Registration Statement, in the form in which it has most recently been filed by the Fund with the Commission prior to the date of this Agreement. Except where the context otherwise requires, “Prospectus Supplement,” as used herein, means, collectively, the final prospectus supplements to the Base Prospectus, relating to the Shares, filed by the Fund with the Commission pursuant to Rule 497 under the Securities Act, in the form furnished by the Fund to CF&Co for use by CF&Co in connection with the distribution of the Shares pursuant to an at-the-market offering as contemplated by this Agreement. The Fund shall furnish to CF&Co, for use by CF&Co, copies of the Base Prospectus, as supplemented by the Prospectus Supplement, relating to the Shares. The Base Prospectus, as it may be supplemented by the Prospectus Supplement, in the form in which such Base Prospectus and/or Prospectus Supplement have most recently been filed by the Fund with the Commission pursuant to Rule 497 under the Securities Act, is herein called the “Prospectus.” For purposes of this Agreement, all references to the Registration Statement, the Prospectus, or to any amendment or supplement thereto shall be deemed to include any copy filed with the Commission pursuant to its Electronic Data Gathering Analysis and Retrieval System.

2. Placements.

Each time that the Fund wishes to issue and sell any of the Shares hereunder (each, a “Placement”), the Fund will notify CF&Co by telephonic or e-mail notice (or other method mutually agreed to in writing by the Parties) of the number of Shares (the “Placement Shares”) requested to be sold or the gross proceeds to be raised in a given period, the period during which sales are requested to be made, any limitation on the number of Shares that may be sold in any given period, any minimum price below which sales may not be made or any minimum price requested for sales in a given period and any other instructions relevant to such requested sales (a “Placement Notice”), a form of which is attached hereto as Schedule 1, which request shall be confirmed by CF&Co. Subsequent to any Placement Notice that the Fund originates via telephone, it will, as soon as reasonably practicable, but in no case longer than one Trading Day (as defined below), send an e-mail notice confirming such Placement Notice. A Placement Notice shall originate from any of the individuals from the Fund (or its designee) set forth on Schedule 2 (with a copy to each of the other individuals from the Fund listed on such Schedule), and shall be addressed to each of the individuals from CF&Co set forth on Schedule 2, as such Schedule 2 may be amended from time to time. A Placement Notice shall be effective unless and until (i) in accordance with the notice requirements set forth in Section 4, CF&Co does not affirmatively accept the terms contained therein within one hour of receipt of such Placement Notice, for any reason, in its sole discretion, (ii) the date on which all of the Placement Shares have been sold, (iii) in accordance with the notice requirements set forth in Section 4, the Fund suspends or terminates the Placement Notice or sales thereunder, (iv) in accordance with the notice requirements set forth in Section 4, CF&Co suspends sales thereunder or (v) this Agreement has been terminated under the provisions of Section 11. The amount of any commission to be paid by the Fund to CF&Co in connection with the sale of the Placement Shares effected through CF&Co shall be calculated in accordance with the terms set forth in Schedule 3. It is expressly acknowledged and agreed that neither the Fund nor CF&Co will have any obligation whatsoever with respect to a Placement or any of the Placement Shares unless and until the Fund delivers a Placement Notice to CF&Co and CF&Co does not decline such Placement Notice pursuant to the terms set forth above, and then only upon the terms specified therein and herein. In the event of a conflict between the terms of this Agreement and the terms of a Placement Notice, the terms of the Placement Notice will control.

3. Sale of Placement Shares by CF&Co.

Subject to the terms and conditions herein set forth, upon the Fund’s issuance of a Placement Notice, and unless the sale of the Placement Shares described therein has been declined, suspended or otherwise terminated in accordance with the terms of this Agreement, CF&Co will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell the Placement Shares in accordance with the terms of such Placement Notice. CF&Co will provide written confirmation to the Fund no later than the opening of the Trading Day next following the Trading Day on which it has made sales of any of the Placement Shares hereunder setting forth the number of Placement Shares sold on such day, the compensation payable by the Fund to CF&Co with respect to such sales pursuant to Section 2, and the Net Proceeds (as defined below) payable to the Fund, with an itemization of any deductions made by CF&Co (as set forth in 5(a) from the gross proceeds for the Placement Shares that it receives from such sales. CF&Co may sell the Placement Shares hereunder by any method permitted by law deemed to be an “at-the-market” offering, as defined in Rule 415 under the Securities Act (“Rule 415”), including without limitation sales made directly on the New York Stock Exchange (the “NYSE”), on any other existing trading market for the Common Stock or to or through a market maker. With the written consent of the Fund, CF&Co may also sell any of the Placement Shares hereunder in privately negotiated transactions.

The price per Share shall be determined by reference to the current bids, offers and executed trades on the Fund’s primary exchange. The Parties hereto acknowledge that the Fund is registered under the Investment Company Act as a closed-end management investment company and is subject to Section 23(b) of the Investment Company Act which prohibits sales of any Shares at a price below the current net asset value of the Common Stock, exclusive of any distributing commission or discount (which net asset value shall be determined as of a time within forty-eight hours, excluding Sundays and holidays, next preceding the time of such determination). In this connection, each Placement Notice from the Fund shall specify the effective minimum daily price below which the Placement Shares may not be sold by CF&Co. on any Trading Day (the “Minimum Daily Price”) and, during the term of the Placement Notice, shall update the Minimum Daily Price by 9 a.m. Eastern Time on each Trading Day, based upon changes in the net asset value of the Common Stock.

The Fund acknowledges and agrees that (i) there can be no assurance that CF&Co will be successful in selling any of the Placement Shares hereunder, (ii) CF&Co will incur no liability or obligation to the Fund or any other person or entity if it does not sell Placement Shares for any reason other than a failure by CF&Co to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Placement Shares hereunder as required under this Section 3. For the purposes hereof, “Trading Day” means any day on which shares of Common Stock are purchased and sold on the principal exchange or market on which the shares of Common Stock are listed or quoted.

The Fund acknowledges and agrees that CF&Co has informed the Fund that CF&Co may, from time to time, to the extent permitted under the Investment Company Act, the Securities Act and the Exchange Act of 1934, as amended (the “Exchange Act”), purchase and sell Common Stock for its own account while this Agreement is in the effect provided that (i) no such purchase or sales shall take place while a Placement Notice is in effect (except to the extent CF&Co may engage in sales of Placement Shares purchased or deemed purchased from the Fund as a “riskless principal” or in a similar capacity) and (ii) the Fund has not, and shall in no way be deemed to have, authorized or consented to any such purchases or sales by CF&Co.

4. Suspension of Sales of the Placement Shares.

(a) The Fund or CF&Co may, upon notice to the other Party in writing, by telephone (confirmed immediately by verifiable facsimile transmission) or by e-mail correspondence (to each of the individuals from the other Party set forth on Schedule 2, if receipt of such correspondence is actually acknowledged by any of the individuals to whom the notice is sent, other than via auto-reply) suspend any offer or sale of any of the Placement Shares; provided however, that such suspension shall not affect or impair either Party’s obligations with respect to any of the Placement Shares sold hereunder prior to the receipt of such notice. Each of the Parties hereto agrees that no notice under this Section 4 shall be effective against the other Party unless it is made to one of the individuals named on Schedule 2 hereto, as such Schedule 2 may be amended from time to time.

(b) Notwithstanding any other provision of this Agreement, the Fund shall not offer or sell, or request the offer or sale of, any of the Placement Shares and, by notice to CF&Co given by telephone (confirmed promptly by verifiable facsimile transmission or e-mail), shall cancel any instructions for the offer or sale of any of the Placement Shares, and CF&Co shall not be obligated to offer or sell any of the Placement Shares, during any period in which the Fund is in possession of material non-public information.

(c) If the Fund wishes to offer or sell any of the Placement Shares during any period in which the Fund prohibits purchases or sales of shares of Common Stock by its officers or directors (whether pursuant to its insider trading policy or otherwise)(each such period, a “Blackout Period”), the Fund will, as a condition to the giving or continuation of any Placement Notice, certify in writing to CF&Co that the Fund is not in possession of any material non-public information, which certification shall be deemed to remain in effect during the applicable Blackout Period unless withdrawn by the Fund.

5. Settlement.

(a) Settlement of Sales of Placement Shares. Unless otherwise specified in the applicable Placement Notice, settlement of sales of any of the Placement Shares will occur on the third (3rd) Trading Day (or such earlier day as is industry practice for regular-way trading) following the date on which such sales are made (each, a “Settlement Date”). The amount of proceeds to be delivered to the Fund on a Settlement Date against receipt of the Placement Shares sold (the “Net Proceeds”) will be equal to the aggregate sales price at which such Placement Shares were sold, after deduction for (i) CF&Co’s commission for such sales payable by the Fund pursuant to Section 2, (ii) any other amounts due and payable by the Fund to CF&Co hereunder pursuant to Section 7(f) hereof, and (iii) any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales.

(b) Delivery of Shares. On or before each Settlement Date, the Fund will, or will cause its transfer agent to, electronically transfer the Placement Shares sold hereunder by crediting CF&Co’s or its designee’s (provided CF&Co shall have given the Fund written notice of such designee prior to the Settlement Date) account at The Depository Trust Company through its Deposit and Withdrawal at Custodian System or by such other means of delivery as may be mutually agreed upon by the Parties, which Shares in all cases shall be freely tradable, transferable, registered shares in good deliverable form. On each Settlement Date, CF&Co will deliver the related Net Proceeds in same day funds to an account designated by the Fund prior to the Settlement Date. If the Fund defaults on its obligation to deliver any of the Placement Shares on a Settlement Date, the Fund agrees that in addition to and in no way limiting the rights and obligations set forth in Section 9 (a) it will (i) hold CF&Co, the directors, officers, partners, employees and agents of CF&Co and each person, if any, who (A) controls CF&Co within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, or (B) is controlled by or is under common control with CF&Co (each a “CF&Co Affiliate”), harmless against any loss, claim, damage, or expense (including reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Fund and (ii) pay to CF&Co any commission to which it would otherwise have been entitled absent such default; provided, however, that the Fund shall not be obligated to so indemnify and reimburse CF&Co if the Placement Shares are not delivered due to (w) a suspension or material limitation in trading in securities generally on the NYSE; (x) a general moratorium on commercial banking activities declared by either federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (y) an outbreak or escalation of hostilities or acts of terrorism involving the United States or a declaration by the United States of a national emergency or war; or (z) any other calamity or crisis or any material change in financial, political or economic conditions in the United States or elsewhere.

6. Representations and Warranties.

(a) Representations and Warranties of the Fund and the Adviser. The Fund and the Adviser, jointly and severally, represent and warrant to CF&Co that:

(i) Compliance with Registration Requirements. The Registration Statement has been declared effective by the Commission under the Securities Act. No order suspending the effectiveness of the Registration Statement is in effect and, to the knowledge of the Fund or the Adviser, no proceedings for such purpose have been instituted or are pending or contemplated by the Commission.

a. The Registration Statement as of the Effective Time complied in all material respects with the requirements of the Securities Act and the Investment Company Act. As of the date when any post-effective amendment to the Registration Statement becomes effective, the Registration Statement, as amended as of the date when such post-effective amendment becomes effective, will comply in all material respects with the requirements of the Securities Act and the Investment Company

Act. The Registration Statement did not, as of the Effective Time, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. As of the date when any post-effective amendment to the Registration Statement becomes effective, the Registration Statement, as amended as of the date when such post-effective amendment becomes effective, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Registration Statement, at the date hereof, meets the requirements set forth in Rule 415(a)(1)(x) applicable for use on Form N-2 based on interpretive guidance of the staff of the Commission set forth in the “no-action” letter Nuveen Virginia Premium Income Municipal Fund (available October 6, 2006).

b. Each of the Prospectus Supplement and the Prospectus, as of the date it is filed with the Commission, the date of the Prospectus Supplement, the time of purchase of the Shares related thereto and at all times during which a prospectus is required by the Securities Act to be delivered (whether physically or through compliance with applicable rules under the Securities Act) in connection with any sale of Shares, will comply in all material respects with the requirements of the Securities Act and the Investment Company Act. At no time during the period that begins on the earlier of the date of the Prospectus Supplement and the date the Prospectus Supplement is filed with the Commission, and ends at the later of the time of purchase of the Shares related thereto and the end of the period during which a prospectus is required by the Securities Act to be delivered (whether physically or through compliance with applicable rules under the Securities Act) in connection with any sale of Shares did or will any Prospectus Supplement or the Prospectus, as then amended or supplemented, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

c. The representations and warranties set forth in clauses (a) and (b) above do not apply to, and neither the Fund nor the Adviser make any representations or warranties as to, statements in or omissions from the Registration Statement or any post-effective amendment thereto, or the Base Prospectus, any Prospectus Supplement or the Prospectus, or any amendments or supplements thereto, made in reliance upon and in conformity with information relating to CF&Co furnished to the Fund by CF&Co in writing expressly for use therein.

d. The Shares are registered pursuant to Section 12(b) of the Exchange Act. The Fund meets the requirements for an at-the-market offering pursuant to Rule 415(a)(4) under the Securities Act and the rules and regulations thereunder and published interpretations of such rules and regulations by the staff of the Commission set forth in the “no action” letter Nuveen Virginia Premium Income Municipal Fund (available October 6, 2006).

(ii) Independent Accountants. PricewaterhouseCoopers LLP is the independent registered public accounting firm for the Fund as required by the Securities Act and the Investment Company Act.

(iii) Financial Statements. The financial statements of the Fund included or incorporated by reference in the Registration Statement and the Prospectus, together with the related schedules (if any) and notes, present fairly in all material respects the financial position of the Fund at the dates indicated and the results of operations and cash flows of the Fund for the periods specified; and all such financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved (except as may otherwise be noted therein) and comply in all material respects as to form with all applicable accounting requirements under the Securities Act and the Investment Company Act. The other financial and statistical information and data included in the Registration Statement, the Prospectus Supplement and the Prospectus are accurately derived from such financial statements and the books and records of the Fund.

(iv) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Prospectus except as otherwise stated therein, (A) there has been no material adverse change in the condition (financial or otherwise), prospects, earnings, business affairs or properties of the Fund (other than changes resulting from changes in the securities markets generally), whether or not arising in the ordinary course of business (any such change is called a “Fund Material Adverse Effect”) and (B) there have been no transactions entered into by the Fund that are material other than those in the ordinary course of its business or as described in the Prospectus.

(v) Good Standing of the Fund. The Fund has been duly organized and is in good standing and has a legal existence as a Maryland corporation and has the power and authority to own, lease and operate its properties and assets and to conduct its business as described in the Registration Statement and the Prospectus and to enter into and perform its obligations under this Agreement; and the Fund is duly qualified to transact business and is in good standing under the laws of each jurisdiction which requires qualification, except for any such jurisdiction where failure to be so qualified or the failure to be in good standing would not have a Fund Material Adverse Effect.

(vi) No Subsidiaries. The Fund has no subsidiaries.

(vii) Investment Company Status. The Fund is duly registered under the Investment Company Act as a closed-end, non-diversified management investment company. The Fund has not received any written notice from the Commission pursuant to Section 8(e) of the Investment Company Act with respect to the Investment Company Act Notification or the Registration Statement. “Investment Company Act Notification” means a notification of registration of the Fund as an investment company under the Investment Company Act on Form N-8A, as the Investment Company Act Notification may be amended from time to time.

(viii) Officers and Directors. To the knowledge of the Fund or the Adviser, no person is serving or acting as an officer, director or investment adviser of the Fund except in accordance with the provisions of the Investment Company Act and the Investment Advisers Act of 1940, as amended, and the respective rules and regulations thereunder (the “Advisers Act”). To the knowledge of the Fund or the Adviser, except as disclosed in the Registration Statement and the Prospectus, no director of the Fund is (A) an “interested person” (as defined in the Investment Company Act) of the Fund or (B) an “affiliated person” (as defined in the Investment Company Act) of CF&Co. For purposes of this Section 6(a)(viii), the Fund and the Adviser shall be entitled to rely on representations from such officers and directors.

(ix) Capitalization. The Fund’s authorized and outstanding shares of Common Stock are as set forth in the Prospectus. All of the Fund’s outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and non-assessable; and none of the Fund’s outstanding shares of Common Stock were issued in violation of any preemptive or other similar rights of any security holder of the Fund.

  Execution and Delivery. The execution and delivery of, and the performance by the Fund of its obligations under this Agreement and the Fund Agreements have been duly and validly authorized by the Fund; and this Agreement and the Fund Agreements have been duly executed and delivered by the Fund.

(xi) Agreement’s Compliance With Law. This Agreement and each of the Fund Agreements complies in all material respects with all applicable provisions of the Investment Company Act.

(xii) Absence of Defaults and Conflicts. The Fund is not (i) in violation of the Articles of Amendment and Restatement or the bylaws of the Fund, (ii) in breach or default of the performance of the terms of any material indenture, contract, lease, mortgage, declaration of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or by which it is bound or (iii) in violation of any law, ordinance, administrative or governmental rule or regulation applicable to the Fund or of any decree of the Commission, the Financial Industry Regulatory Authority (“FINRA”), any state securities commission, any foreign securities commission, any national securities exchange, any arbitrator, any court or any other governmental, regulatory, self-regulatory or administrative agency or any official having jurisdiction over the Fund, except in the case of clauses (ii) and (iii) for such breaches, defaults or violations which would not have a Fund Material Adverse Effect.

(xiii) Absence of Proceedings. There is no action, suit or proceeding before or brought by any court or governmental agency, authority or body or any arbitrator, now pending, or, to the knowledge of the Fund, threatened against the Fund that could reasonably be expected to result in a Fund Material Adverse Effect.

(xiv) Accuracy of Descriptions and Exhibits. There are no material franchises, contracts, indentures, mortgages, deeds of trust, loan or credit agreements, bonds, notes, debentures, evidences of indebtedness, leases or other instruments or agreements required to be described or referred to in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required by the Securities Act or the Investment Company Act; and the statements in the Registration Statement and the prospectus under the headings “Tax Matters” and “Description of Capital Stock” fairly summarize the matters therein described.

(xv) Absence of Further Requirements. No filing with, or authorization, approval or consent of, any court or governmental authority or agency, is required for the performance by the Fund of its obligations under this Agreement, for the offering, issuance, sale or delivery of the Placement Shares hereunder, or for the consummation of any of the other transactions contemplated by this Agreement or in the Fund Agreements, in each case on the terms contemplated by the Registration Statement and the Prospectus, except such as have been already obtained and under the Securities Act, the Investment Company Act, the rules and regulations of FINRA and the NYSE and such as may be required under state securities or blue sky laws and except where the failure to obtain or make such filing, authorization, approval, consent, license, order, registration, qualification or decree, either alone or in the aggregate, would not have a Fund Material Adverse Effect; it being understood and agreed that for purposes of this representation and warranty, the transactions contemplated under the Advisory Agreement do not include any prospective investment transactions generally authorized therein.

(xvi) Non-Contravention. Neither the execution, delivery or performance of this Agreement or any of the Fund Agreements nor the consummation by the Fund of the transactions herein contemplated (i) constitutes or will constitute a breach of the Articles of Amendment and Restatement or bylaws of the Fund, (ii) constitutes or will constitute a breach of or a default under, any material agreement, indenture, lease or other instrument to which the Fund is a party or by which it or any of its properties may be bound or (iii) violates or will violate any statute, law, regulation, filing, judgment, injunction, order or decree applicable to the Fund or any of its properties or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Fund pursuant to the terms of any agreement or instrument to which the Fund is a party or by which the Fund may be bound or to which any of the property or assets of the Fund is subject except in the case of clauses (ii) and (iii) for such breaches, defaults or violations which would not have a Fund Material Adverse Effect; it being understood and agreed that for purposes of this representation and warranty, the transactions contemplated under the Advisory Agreement do not include any prospective investment transactions generally authorized therein.

(xvii) Possession of Licenses and Permits. The Fund has such licenses, permits, and authorizations of governmental or regulatory authorities (“permits”) as are necessary to own its property and to conduct its business in the manner described in the Prospectus, except where the absence of which, either individually or in the aggregate, would not have a Fund Material Adverse Effect. The Fund has fulfilled and performed all its material obligations with respect to such permits and no event has occurred which allows or, after notice or lapse of time, would allow, revocation or termination thereof or result in any other material impairment of the rights of the Fund under any such permit, subject in each case to such qualification as may be set forth in the Prospectus, except where such failure to perform its obligations with respect to such permits, either individually or in the aggregate, would not have a Fund Material Adverse Effect; and, except as described in the Prospectus, none of the permits contain any restriction that is materially burdensome to the Fund.

(xviii) Distribution of Offering Material. The Fund has not distributed and, prior to the later to occur of (i) the Settlement Date and (ii) completion of the distribution of the Placement Shares, will not distribute any offering material in connection with the offering and sale of the Placement Shares other than the Registration Statement, the Prospectus, and the sales material (as defined below) or other materials permitted by the Securities Act or the Investment Company Act.

(xix) The Shares. The capital stock of the Fund, including the shares of Common Stock, conforms in all material respects to the description thereof contained in the Registration Statement and the Prospectus. No holder of outstanding shares of Common Stock of the Fund, nor any other person or entity have any preemptive rights or rights of first refusal with respect to the Shares or other rights to purchase or receive any of the Shares, and no person has the right, contractual or otherwise, to cause the Fund to issue to it, or register pursuant to the Securities Act, any shares of capital stock or other securities or assets of the Fund upon the issuance or sale of the Placement Shares.

(xx) NYSE. The Shares are duly listed and admitted and authorized for trading, subject to official notice of issuance and evidence of satisfactory distribution, on the NYSE.

(xxi) Registration under the Exchange Act. The Fund’s registration statement on Form 8-A, as amended, under the Exchange Act has become effective.

(xxii) FINRA Matters. All of the information provided to CF&Co or to counsel for CF&Co by the Fund, its officers and directors in connection with letters, filings or other supplemental information provided to FINRA pursuant to FINRA’s conduct rules is true, complete and correct.

(xxiii) Tax Returns. The Fund has filed all tax returns that are required to be filed or has requested extensions thereof (except where the failure to do so would not result in a Fund Material Adverse Effect) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such tax, assessment, fine or penalty that is currently being contested in good faith by appropriate actions or except as would not, individually or in the aggregate, have a Fund Material Adverse Effect.

(xxiv) Insurance. The Fund’s directors and officers errors and omissions insurance policy and its fidelity bond required by Rule 17g-1 of the Investment Company Act are in full force and effect; the Fund is in compliance with the terms of such policy and fidelity bond in all material respects; and there are no claims by the Fund under any such policy or fidelity bond as to which any insurance company is denying liability or defending under a reservation of rights clause; the Fund has not been refused any insurance coverage sought or applied for; and the Fund has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Fund Material Adverse Effect, except as set forth in or contemplated in the Prospectus.

(xxv) Accounting Controls and Disclosure Controls. The Fund maintains a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorizations and with the investment objectives, policies and restrictions of the Fund and the applicable requirements of the Securities Act, the Investment Company Act and the Internal Revenue Code of 1986, as amended (the “Code”); (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP, to maintain asset accountability, to calculate net asset value and to maintain material compliance with the books and records requirements under the Investment Company Act; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Fund employs “disclosure controls and procedures” (as such term is defined in Rule 30a-3 under the Investment Company Act); such disclosure controls and procedures are currently in effect.

(xxvi) Compliance with the Sarbanes-Oxley Act. There is and has been no failure on the part of the Fund or, to the knowledge of the Fund or the Adviser, any of the Fund’s directors or officers, in their capacities as such, to comply in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith.

(xxvii) Fund Compliance with Policies and Procedures. The Fund has adopted and implemented written policies and procedures reasonably designed to prevent violation of the Federal Securities Laws (as that term is defined in Rule 38a-1 under the Investment Company Act) by the Fund, including policies and procedures that provide oversight of compliance for each investment adviser, administrator and transfer agent of the Fund.

(xxviii) Absence of Manipulation. Except as stated in this Agreement and in the Registration Statement or the Prospectus, the Fund has not taken and will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security to facilitate the sale or resale of the Shares in violation of the Exchange Act, and the Fund is not aware of any such action taken or to be taken by any affiliates of the Fund, other than such actions as taken by CF&Co pursuant to this Agreement, so long as such actions are in compliance with all applicable law.

(xxix) Advertisements. All advertising, sales literature or other promotional material (including “prospectus wrappers,” “broker kits,” “road show slides” and “road show scripts”), whether in printed or electronic form, authorized in writing by or prepared by or at the direction of the Fund for distribution to the public in connection with the offering and sale of the Placement Shares (collectively, “sales material”) complied and comply in all material respects with the applicable requirements of the Securities Act and the rules and interpretations of FINRA and if required to be filed with FINRA under FINRA’s conduct rules were provided to Sidley Austin LLP, counsel for CF&Co, for filing. No sales material contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(xxx) No Reliance. The Fund has not relied upon CF&Co or legal counsel for CF&Co for any legal, tax or accounting advice in connection with the offering and sale of Placement Shares.

(xxxi) Underwriter Agreements. The Fund is not a party to any agreement with an agent or underwriter for any other “at-the-market” or continuous equity transaction or negotiated or underwritten public offering which conflict with the transactions contemplated by this Agreement.

(xxxii) Finder’s Fees. The Fund has not incurred any liability for any finder’s fees or similar payments in connection with the transactions herein contemplated, except as may otherwise exist with respect to CF&Co pursuant to this Agreement.

(xxxiii) Property Ownership. The Fund owns or leases all such properties as are necessary to the conduct of its operations as presently conducted.

(xxxiv) The Company has not made and will not make an election under Section 851(b) of the Code, or any successor provisions thereto, to be treated as a regulated investment company (“RIC”) for federal income tax purposes; provided, however, that the Company may, in the future, seek to elect to be treated as a RIC if legislation is enacted or regulations adopted that would allow the Company to do so while maintaining, in the Adviser’s judgment, the Company’s investment objective.

(xxxv) Compliance with Anti-Money Laundering Laws. The operations of the Fund are and have been conducted at all times in compliance in all material respects with any applicable financial recordkeeping and reporting requirements of The Bank Secrecy Act of 1970, as amended (including amendments pursuant to the International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001), the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Fund with respect to the Money Laundering Laws is pending or, to the knowledge of the Fund, threatened.

(xxxvi) Office of Foreign Assets Control of the U.S. Treasury Department. Neither the Fund nor, to the knowledge of the Fund, any director, officer, agent, employee or affiliate of the Fund is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Fund will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(xxxvii) No Violations of the Foreign Corrupt Practices Act. Neither the Fund nor, to the knowledge of the Fund, any director, officer, agent, employee or affiliate of the Fund is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Fund, and, to the knowledge of the Fund, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(b) Representations and Warranties by the Adviser and KACALP. The Adviser and KACALP (solely with respect to paragraphs (v) and (vii) below) represent and warrant to CF&Co, as follows:

(i) Investment Manager Status. The Adviser is duly registered as an investment adviser under the Advisers Act, and is not prohibited by the Advisers Act or the Investment Company Act from acting under the Advisory Agreement as contemplated by the Prospectus.

(ii) Capitalization. The Adviser has the financial resources available to it necessary for the performance of its services and obligations under the Advisory Agreement as contemplated in the Prospectus.

(iii) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition (financial or otherwise), prospects, earnings, business or properties of the Adviser, whether or not arising in the ordinary course of business (any such change is called an “Adviser Material Adverse Effect”) and (B) there have been no transactions entered into by the Adviser in connection with the Fund which are material with respect to the Adviser other than those in the ordinary course of its business or as described in the Prospectus.

(iv) Good Standing of the Adviser. The Adviser has been duly formed and is validly existing in good standing as a limited liability company under the laws of the State of Delaware and has power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus; and the Adviser is duly qualified to transact business and is in good standing under the laws of each jurisdiction which requires qualification, except for any such jurisdiction where failure to be so qualified or in good standing would not have an Adviser Material Adverse Effect. KACALP holds of record 99% of the membership interests of the Adviser and Richard Kayne holds of record 1% of the membership interests of the Adviser.

(v) Good Standing of KACALP. KACALP is a limited partnership duly formed and validly existing in good standing under the laws of the State of California, with full limited partnership power and authority to own, lease and operate its properties and assets and to conduct its business as described in the Registration Statement and the Prospectus, and is duly qualified to do business as a foreign limited partnership and is in good standing under the laws of each jurisdiction which requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, result in a material adverse change in the condition (financial or otherwise), prospects, earnings, business or properties of KACALP, whether or not arising in the ordinary course of business.

(vi) Power and Authority of the Adviser. The Adviser has power and authority to enter into this Agreement and be a party to the Advisory Agreement, the execution and delivery of this Agreement, and the assignment of the Advisory Agreement to the Adviser, and the performance by the Adviser of its obligations under this Agreement and the Advisory Agreement have been duly authorized by the Adviser; and this Agreement, and the assignment of the Advisory Agreement to the Adviser have been duly executed and delivered by the Adviser and, assuming due authorization, execution and delivery by the other parties thereto and hereto, this Agreement and the Advisory Agreement, constitute the valid and legally binding agreements of the Adviser, enforceable against the Adviser in accordance with their terms, except as rights to indemnity and contribution hereunder and thereunder may be limited by federal or state securities laws or principles of public policy and subject to the qualification that the enforceability of the Adviser’s obligations hereunder and thereunder may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other laws relating to or affecting creditors’ rights generally and by general equitable principles, regardless of whether enforcement is considered in a proceeding in equity or at law.

(vii) Power and Authority of KACALP. KACALP has full limited partnership power and authority to enter into this Agreement, the execution and delivery of, and the performance by the Adviser of its obligations under, this Agreement has been duly and validly authorized by KACALP; and this Agreement has been duly executed and delivered by KACALP and, assuming due execution and delivery hereof by you, constitutes the valid and legally binding agreement of KACALP, enforceable against KACALP in accordance with its terms, except as rights to indemnity and contribution hereunder may be limited by federal or state securities laws or principles of public policy and subject to the qualification that the enforceability of KACALP’s obligations hereunder may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium and other laws relating to or affecting creditors’ rights generally and by general equitable principles, regardless of whether enforcement is considered in a proceeding in equity or at law.

(viii) Description of the Adviser. The description of the Adviser and its business and the statements attributable to the Adviser in the Prospectus complied and comply in all material respects with the provisions of the Securities Act and the Investment Company Act and did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Adviser is not aware that any executive, key employee or significant group of employees of the Adviser plans to terminate employment with the Company or the Adviser.

(ix) Non-Contravention. Neither the execution, delivery or performance of this Agreement by the Adviser or of the assignment of the Advisory Agreement to the Adviser nor the consummation by the Adviser of the transactions herein contemplated or by the Adviser of the transactions therein contemplated (i) conflicts or will conflict with or constitutes or will constitute a breach of the organizational documents of the Adviser, including without limitation, its articles of organization, certificate of formation or similar organizational documents and its operating agreement, limited liability company agreement, membership agreement or other similar agreement, (ii) conflicts or will conflict with or constitutes or will constitute a breach of or a default under, any material agreement, indenture, lease or other instrument to which the Adviser is a party or by which it or any of its properties may be bound or (iii) violates or will violate any material statute, law, regulation or filing or judgment, injunction, order or decree applicable to the Adviser or any of its properties or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Adviser pursuant to the terms of any agreement or instrument to which the Adviser is a party or by which the Adviser may be bound or to which any of the property or assets of the Adviser is subject to except, with respect to each of the foregoing clauses (i), (ii) and (iii), for such conflicts, breaches, defaults, violations or liens, charges or encumbrances that, alone or in the aggregate, would not result in an Adviser Material Adverse Effect; (it being understood and agreed that for purposes of this representation and warranty, the transactions contemplated under the Advisory Agreement do not include any prospective investment transactions generally authorized therein).

(x) Absence of Proceedings. There is no action, suit or proceeding before or brought by any court or governmental agency, authority or body or any arbitrator, now pending, or, to the knowledge of the Adviser, threatened against the Adviser that (i) could reasonably be expected to have a material adverse effect on the ability of the Adviser to fulfill its obligations hereunder or under the Advisory Agreement or (ii) could reasonably be expected to result in an Adviser Material Adverse Effect.

(xi) Possession of Permits. The Adviser has such licenses, permits and authorizations of governmental or regulatory authorities as are necessary to own its property and to conduct its business in the manner described in the Prospectus, except where the failure to obtain such licenses, permits or Authorization would not have a Material Adverse Effect; the Adviser has fulfilled and performed all its material obligations with respect to such permits and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the Adviser under any such permit, except where the failure to so fulfill or perform, and except with respect to the occurrence of such events as would not, alone or in the aggregate, result in an Adviser Material Adverse Effect.

(xii) Adviser Compliance Policies and Procedures. The Adviser has adopted and implemented written policies and procedures under Rule 206(4)-7 of the Advisers Act reasonably designed to prevent a violation of the Advisers Act by the Adviser.

(xiii) Absence of Manipulation. The Adviser has not taken and will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security to facilitate the sale or resale of the Shares, and the Adviser is not aware of any such action taken or to be taken, other than such actions as taken by CF&Co pursuant to this Agreement, so long as such actions are in compliance with all applicable law.

7. Covenants of the Fund and the Adviser.

The Fund and the Adviser, jointly and severally, covenant and agree with CF&Co that:

(a) Registration Statement Amendments. After the date of this Agreement and during the period in which a prospectus is required by the Securities Act to be delivered by CF&Co (whether physically or through compliance with applicable rules under the Securities Act) in connection with any sale of Shares, the Fund will notify CF&Co promptly of the time when any subsequent amendment to the Registration Statement has been filed with the Commission and has become effective or any subsequent supplement to the Prospectus has been filed and of any request by the Commission for any amendment or supplement to the Registration Statement or Prospectus or for additional information; it will prepare and file with the Commission, promptly upon CF&Co’s request, any amendments or supplements to the Registration Statement or Prospectus that, in CF&Co’s reasonable opinion, may be necessary or advisable in connection with the distribution of the Shares by CF&Co (provided, however that the failure of CF&Co to make such request shall not relieve the Fund or the Adviser of any obligation or liability hereunder, or affect CF&Co’s right to rely on the representations and warranties made by the Fund or the Adviser in this Agreement); the Fund will submit to CF&Co a copy of any amendment or supplement to the Registration Statement or Prospectus relating to the Common Stock of the Fund or a security convertible into shares of Common Stock of the Fund a reasonable period of time before the filing; and it will furnish to CF&Co at the time of filing thereof a copy of any document that upon filing is deemed to be incorporated by reference in the Registration Statement or Prospectus; and the Fund will cause each amendment or supplement to the Prospectus to be filed with the Commission as required pursuant to Rule 497 under the Securities Act, and will advise CF&Co of the time and manner of such filing.

(b) Notice of Commission Stop Orders. The Fund will advise CF&Co, promptly after it receives notice or obtains knowledge thereof, of the issuance or threatened issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceeding for any such purpose; and it will promptly use its commercially reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal if such a stop order should be issued.

(c) Delivery of Prospectus; Subsequent Changes. During any period in which a Prospectus relating to the Placement Shares is required to be delivered by CF&Co (whether physically or through compliance with applicable rules under the Securities Act) under the Securities Act with respect to a pending sale of the Placement Shares, the Fund will comply in all material respects with the requirements of the Securities Act and the Investment Company Act, as from time to time in force, and will file with the Commission and the NYSE all documents pursuant to the Securities Act and the Investment Company Act in the manner and within the time periods required by the Securities Act and the Investment Company Act. If during such period any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if during such period it is necessary to amend or supplement the Registration Statement or Prospectus to comply with the Securities Act, the Fund will promptly notify CF&Co to suspend the offering of Placement Shares during such period and the Fund will promptly amend or supplement the Registration Statement or Prospectus so as to correct such statement or omission or effect such compliance.

(d) Listing of Shares. The Fund will use its commercially reasonable efforts to cause the Shares to be listed on the NYSE and to qualify the Shares for sale under the securities laws of such U.S. jurisdictions as CF&Co designates and to continue such qualifications in effect so long as required for the distribution of the Shares; provided that the Fund shall not be required in connection therewith to qualify as a foreign corporation or dealer in securities or to file a general consent to service of process in any jurisdiction or meet any other requirement in connection with this Section 7(d) deemed by the Fund to be unduly burdensome.

(e) Delivery of Registration Statement and Prospectus. The Fund will furnish to CF&Co and its counsel (at the expense of the Fund) copies of the Registration Statement, the Prospectus (including all documents incorporated by reference therein) and all amendments and supplements to the Registration Statement or Prospectus that are filed with the Commission during the period in which a prospectus relating to the Shares is required to be delivered under the Securities Act (including all documents filed with the Commission during such period that are deemed to be incorporated by reference therein), in each case as soon as reasonably practicable and in such quantities as CF&Co may from time to time reasonably request and, at CF&Co’s request, will also furnish copies of the Prospectus to each exchange or market on which sales of Shares may be made.

(f) Expenses. The Fund, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, will pay all expenses incident to the performance of its obligations hereunder, including but not limited to (i) the preparation, printing and filing of the Registration Statement and each amendment and supplement thereto, of each Prospectus and of each amendment and supplement thereto, (ii) the preparation, issuance and delivery of the Shares, (iii) all fees and disbursements of the Fund’s counsel, accountants and other advisors, (iv) the qualification of the Shares under securities laws in accordance with the provisions of Section 7(d) of this Agreement, including filing fees in connection therewith, (v) the printing and delivery to CF&Co of copies of the Prospectus, the Prospectus Supplement and any amendments or supplements thereto, and of this Agreement, (vi) the fees and expenses incurred in connection with the listing or qualification of the Shares for trading on the NYSE, (vii) the filing fees incident to, and the reasonable fees and disbursements of counsel to CF&Co in connection with, the review by FINRA of the terms of the sale of the Placement Shares, and (viii) all other fees, costs and expenses of the Fund incident to its performance of its obligations hereunder.

(g) Use of Proceeds. The Fund will use the Net Proceeds as described in the Prospectus.

(h) Sales. Subject to the requirements of paragraph (s) below, during either the pendency of any Placement Notice given hereunder, or any period in which the Prospectus relating to the Placement Shares is required to be delivered by CF&Co, the Fund shall provide CF&Co notice as promptly as reasonably possible before it offers to sell, contracts to sell, sells, grants any option to sell or otherwise disposes of any shares of Common Stock (other than Placement Shares offered pursuant to the provisions of this Agreement) or securities convertible into or exchangeable for shares of Common Stock, warrants or any rights to purchase or acquire shares of Common Stock; provided, that such notice shall not be required in connection with the (i) issuance or sale of shares of Common Stock, options to purchase shares of Common Stock issuable upon the exercise of options, (ii) the issuance or sale of shares of Common Stock pursuant to the Dividend Reinvestment Plan, or (iii) any shares of Common Stock issuable upon conversion of securities or the exercise of warrants, options or other rights in effect or outstanding.

(i) Change of Circumstances. The Fund, the Adviser and KACALP will, at any time during the term of this Agreement, as supplemented from time to time, advise CF&Co immediately after it shall have received notice or obtained knowledge thereof, of any information or fact that would alter or affect in any material respect any opinion, certificate, letter or other document provided to CF&Co pursuant to this Agreement.

(j) Due Diligence Cooperation. The Fund and the Adviser will cooperate with any reasonable due diligence review conducted by CF&Co or its agents in connection with the transactions contemplated hereby, including, without limitation, providing information and making available documents and senior corporate officers, as CF&Co may reasonably request; provided, however, that the Fund and the Adviser shall be required to make available senior corporate officers only (i) by telephone or at the Fund’s principal offices and (ii) during the Fund’s ordinary business hours. The parties acknowledge that the due diligence review contemplated by this Section 7(j) will include during the term of this Agreement (i) a bring-down diligence conference among CF&Co and certain officers of the Fund and the Adviser’s operations or legal departments upon the issuance by the Fund of a Placement Notice and (ii) a quarterly diligence conference to occur within five business days following the Fund’s filing of each of its annual and semi-annual reports and quarterly schedule of investments whereby the Fund and the Adviser will make its senior corporate officers, including portfolio managers, available to address certain diligence inquiries of CF&Co and will provide such additional information and documents as CF&Co may reasonably request.

(k) Required Filings Relating to Placement of Placement Shares. The Fund agrees that on such dates as the Securities Act shall require, the Fund will (i) file a Prospectus Supplement with the Commission under Rule 497 under the Securities Act which Prospectus Supplement will set forth, within the relevant period, the amount of Placement Shares sold through CF&Co, the Net Proceeds to the Fund and the compensation payable by the Fund to CF&Co with respect to such Placement Shares, and (ii) deliver such number of copies of each such Prospectus Supplement to each exchange or market on which such sales were effected as may be required by the rules or regulations of such exchange or market.

(l) Certificates. On the date hereof and on each date, during the term of this Agreement, on which the Fund files a Prospectus Supplement pursuant to Rule 497 (other than a Prospectus Supplement filed in accordance with Section 7(k) of this Agreement) relating to the Placement Shares in connection with a Placement, the Fund (or its designee) shall furnish CF&Co with a certificate, in the form attached hereto as Exhibit A-1, the Adviser (or its designee) shall furnish CF&Co with a certificate, in the form attached hereto as Exhibit A-2 and KACALP (or its designee) shall furnish CF&Co with a certificate, in the form attached hereto as Exhibit A-3.

(m) Legal Opinions of Fund Counsel. On the date hereof, the Fund shall cause to be furnished to CF&Co a written opinion of Paul Hastings LLP, legal counsel for the Fund (“Fund Counsel”), substantially in the form attached hereto as Exhibit B-1, and a letter from Fund Counsel substantially in the form attached hereto as Exhibit B-3. During the term of this Agreement, following the Effective Time, on the effective date of each post-effective amendment to the Registration Statement (other than a post-effective amendment that shall become effective immediately upon filing with the Commission pursuant to Rule 462(d)) relating to the Placement Shares in connection with a Placement, the Fund shall cause to be furnished to CF&Co a written opinion from Fund Counsel substantially in the form attached hereto as Exhibit B-2, modified, as necessary, to relate to the Registration Statement as then amended.

On the first Settlement Date hereunder and on each date, during the term of this Agreement, on which the Fund files a Prospectus Supplement pursuant to Rule 497 (other than a Prospectus Supplement filed in accordance with Section 7(k) of this Agreement) relating to the Placement Shares in connection with a Placement, the Fund shall cause to be furnished to CF&Co a letter from Fund Counsel substantially in the form attached hereto as Exhibit B-3.

(n) Legal Opinion of Maryland Counsel. On the date hereof, the Fund shall cause to be furnished to CF&Co a written opinion of Venable LLP, special Maryland counsel to the Fund (“Maryland Counsel”), substantially in the form attached hereto as Exhibit C.

(o) Legal Opinion of the General Counsel of the Adviser. On the date hereof, the Fund shall cause to be furnished to CF&Co a written opinion of David Shladovsky, Esq., General Counsel to the Adviser (“General Counsel”), substantially in the form attached hereto as Exhibit D.

(p) Comfort Letters. During the term of this Agreement, on the date hereof, on the first Settlement Date hereunder and on each date, during the term of this Agreement, on which the Fund amends or supplements the Registration Statement or the Prospectus relating to the Placement Shares in connection with a Placement to include additional amended financial information, the Fund shall cause to be furnished to CF&Co a written letter from its independent registered public accounting firm (a “Comfort Letter”), in form and substance satisfactory to CF&Co, (i) confirming that they are an independent registered public accounting firm within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of such date, the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” in connection with registered public offerings (the first such letter, the “Initial Comfort Letter”) and (iii) updating the Initial Comfort Letter with any information which would have been included in the Initial Comfort Letter had it been given on such date and modified as necessary to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter.

(q) Placement Notice. Each Placement Notice delivered by the Fund to CF&Co shall be deemed to be an affirmation that the representations and warranties made by it in this Agreement are true and correct in all material respects at the time such Placement Notice is delivered, and that the Fund has complied in all material respects with all of the agreements to be performed by it hereunder at or prior to such time.

(r) Prospectus. The Fund (including its agents and representatives, other than CF&Co in its capacity as such) will not make, use, prepare, authorize, approve or refer to any written communication (as defined in Rule 405 under the Securities Act), required to be filed with the Commission, that constitutes an offer to sell or solicitation of an offer to buy Shares hereunder, except by means of the Prospectus.

(s) Laws Applicable to the Sale of Shares. The Fund will comply with all requirements imposed upon it by the Securities Act, the Exchange Act and the Investment Company Act as from time to time in force, so far as necessary to permit the continuance of sales of, or dealings in, the Shares as contemplated by the provisions hereof and the Prospectus.

(t) Sale of Common Stock by the Fund Before and After Placement Notice. Without the written consent of CF&Co, the Fund will not, directly or indirectly, offer to sell, sell, contract to sell, grant any option to sell or otherwise dispose of any shares of Common Stock (other than the Placement Shares offered pursuant to the provisions of this Agreement) or securities convertible into or exchangeable for shares of Common Stock, warrants or any rights to purchase or acquire shares of Common Stock during the period beginning on the fifth (5th) Trading Day immediately prior to the date on which any Placement Notice is delivered to CF&Co hereunder and ending on the fifth (5th) Trading Day immediately following the final Settlement Date with respect to Placement Shares sold pursuant to such Placement Notice; the Fund will not directly or indirectly in any other “at-the-market” or continuous equity transaction offer to sell, sell, contract to sell, grant any option to sell or otherwise dispose of any shares of Common Stock (other than the Placement Shares offered pursuant to the provisions of this Agreement) or securities convertible into or exchangeable for shares of Common Stock, warrants or any rights to purchase or acquire, shares of Common Stock prior to the tenth (10th) Trading Day immediately following the final Settlement Date with respect to Placement Shares sold pursuant to such Placement Notice; provided however, that such restrictions will not be required in connection with the Fund’s issuance or sale of shares of Common Stock pursuant to (i) the Dividend Reinvestment Plan, and (ii) conversion of securities or the exercise of warrants, options or other rights in effect or outstanding as of the date of this Agreement.

(u) Market Activities. Neither the Fund nor the Adviser shall, directly or indirectly, (i) take any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Fund to facilitate the sale or resale of the Shares or (ii) sell, bid for, or purchase the Shares, or pay anyone any compensation for soliciting purchases of the Shares other than CF&Co; provided however, the Fund may issue and sell shares of Common Stock pursuant to the Fund’s Dividend Reinvestment Plan.

(v) Rule 158. As soon as practicable, the Fund will make generally available to its security holders and to the CF&Co an earnings statement or statements of the Fund which will satisfy the provisions of Section 11(a) of the 1933 Act and Rule 158 under the 1933 Act.

8. Conditions to CF&Co’s Obligations.

The obligations of CF&Co hereunder with respect to a Placement will be subject to the continuing accuracy and completeness of the representations and warranties made by the Fund and the Adviser herein and in the applicable Placement Notices, to the due performance by the Fund and the Adviser of their obligations hereunder, to the completion by CF&Co of a due diligence review satisfactory to CF&Co in its reasonable judgment, and to the continuing satisfaction (or waiver by CF&Co in its sole discretion) of the following additional conditions:

(a) Registration Statement Effective. The Registration Statement shall have become effective and shall be available for the sale of (i) all Placement Shares issued pursuant to all prior Placements and not yet sold by CF&Co and (ii) all Placement Shares contemplated to be issued by the Placement Notice relating to such Placement.

(b) No Material Notices. None of the following events shall have occurred and be continuing: (i) receipt by the Fund of any request for additional information from the Commission or any other federal or state governmental, administrative or self regulatory authority during the period of effectiveness of the Registration Statement, the response to which would require any amendments or supplements to the Registration Statement or the Prospectus; (ii) the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (iii) receipt by the Fund of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; (iv) the occurrence of any event that makes any statement made in the Registration Statement or the Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement or the Prospectus so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (v) the Fund’s reasonable determination that a post-effective amendment to the Registration Statement would be appropriate.

(c) No Misstatement or Material Omission. CF&Co shall not have advised the Fund that the Registration Statement or Prospectus, or any amendment or supplement thereto, contains an untrue statement of a material fact regarding CF&Co that in CF&Co’s opinion is material, or omits to state a fact that in CF&Co’s opinion is material and, in the case of the Registration Statement, is required to be stated therein or necessary to make the statements therein not misleading, and, in the case of the Prospectus, is required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(d) Material Changes. Except as contemplated and appropriately disclosed in the Prospectus, or disclosed in the Fund’s reports filed with the Commission, in each case at the time the applicable Placement Notice is delivered, there shall not have been any material change, on a consolidated basis, in the authorized capital stock of the Fund, or any Fund Material Adverse Effect, or any Adviser Material Adverse Effect, or any development that may reasonably be expected to cause a Fund Material Adverse Effect or an Adviser Material Adverse Effect, or a downgrading in or withdrawal of the rating assigned to any of the Fund’s securities by any rating organization or a public announcement by any rating organization that it has under surveillance or review its rating of any of the Fund’s securities, the effect of which, in the sole judgment of CF&Co (without relieving the Fund or the Adviser of any obligation or liability it may otherwise have), is so material as to make it impracticable or inadvisable to proceed with the offering of the Placement Shares on the terms and in the manner contemplated in the Prospectus.

(e) Certificate. CF&Co shall have received the certificates required to be delivered pursuant to Section 7(l) on or before the date on which delivery of such certificate is required.

(f) Legal Opinions. CF&Co shall have received the opinions and/or letter of counsel required to be delivered pursuant to Section 7(m), Section 7(n) and Section 7(o) on or before the date on which such delivery of such opinion is required.

(g) Comfort Letters. CF&Co shall have received the Comfort Letter required to be delivered pursuant to Section 7(p) on or before the date on which such delivery of such letter is required.

(h) Approval for Listing; No Suspension. The Placement Shares shall have been duly listed, subject to notice of issuance, on the NYSE, and trading in the shares of Common Stock shall not have been suspended on such market.

(i) Other Materials. On each date on which the Fund, the Adviser and KACALP are required to deliver a certificate pursuant to Section 7(l), the Fund, the Adviser and KACALP shall have furnished to CF&Co such appropriate further information, certificates, opinions and documents as CF&Co may reasonably request. All such opinions, certificates and documents will be in compliance with the provisions hereof. The Fund, the Adviser and KACALP will furnish CF&Co with such conformed copies of such opinions, certificates, letters and other documents as CF&Co shall reasonably request.

(j) Securities Act Filings Made. All filings with the Commission required by Rule 497 under the Securities Act to have been filed prior to the delivery of any Placement Notice hereunder shall have been made within the applicable time period prescribed for such filing by Rule 497.

(k) No Termination Event. There shall not have occurred any event that would permit CF&Co to terminate this Agreement pursuant to Section 11(a).

(l) Prior to the delivery of the first Placement Notice, FINRA shall have confirmed that it has no objection with respect to the fairness and reasonableness of the placement terms and arrangements set forth herein.

9. Indemnification and Contribution.

(a) Fund and Adviser Indemnification. The Fund, the Adviser and KACALP, jointly and severally, agree to indemnify and hold harmless CF&Co, the directors, officers, partners, employees and agents of CF&Co and each person, if any, who (i) controls CF&Co within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, or (ii) is a CF&Co Affiliate from and against any and all losses, claims, liabilities, expenses and damages (including, but not limited to, any and all reasonable investigative, legal and other expenses reasonably incurred in connection with, and any and all amounts paid in settlement (in accordance with Section 9(c)) of, any action, suit or proceeding between any of the indemnified parties and the Fund, the Adviser or KACALP or between any indemnified party and any third party, or otherwise, or any claim asserted), as and when incurred, to which any CF&Co, or any such person, may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, liabilities, expenses or damages arise out of or are based, directly or indirectly, on (A) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment or supplement to the Registration Statement or the Prospectus, filed or required to be filed under the Securities Act, (B) the omission or alleged omission to state in the Registration Statement, or any amendment or supplement to the Registration Statement or the Prospectus filed or required to be filed under the Securities Act, a material fact required to be stated in it or necessary to make the statements therein (in the case of the Prospectus or any amendment or supplement to the Prospectus, in the light of the circumstances under which they were made) not misleading or (C) any material breach by the Fund, the Adviser or KACALP of any of its representations, warranties and agreements contained in this Agreement; provided that the indemnity provision contained in this Section 9(a) shall not apply to the extent that such loss, claim, liability, expense or damage arises from the sale of the Shares pursuant to this Agreement and is caused directly or indirectly by an untrue statement or omission made in reliance on and in conformity with information relating to CF&Co and furnished in writing to the Fund, the Adviser or KACALP by CF&Co expressly stating that such information is intended for inclusion in any document described in clauses (A) or (B) of this Section 9(a); provided, however, that the indemnity provision contained in this Section 9(a) shall not inure to the benefit of CF&Co or any CF&Co Affiliate with respect to any person asserting such loss, expense, liability, damage or claim which is the subject thereof if the Prospectus or amendment or supplement thereto prepared with the consent of CF&Co and furnished to CF&Co, prior to CF&Co providing written confirmation of the sale of the Shares to such person, corrected any such alleged untrue statement or omission and if CF&Co failed to send or give a copy of the Prospectus or amendment or supplement thereto to the broker placing the order with CF&Co at or prior to providing written confirmation of the sale of the Shares to such person. This indemnity agreement will be in addition to any liability that the Fund or the Adviser might otherwise have.

(b) CF&Co Indemnification. CF&Co agrees to indemnify and hold harmless each of the Fund, the Adviser and KACALP, and each of their respective trustees, directors, members or officers and each person, if any, who (i) controls the Fund, the Adviser or KACALP within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act or (ii) is controlled by or is under common control with the Fund, the Adviser or KACALP against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 9(a), as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendments thereto) or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information relating to CF&Co furnished to the Fund, the Adviser or KACALP by CF&Co expressly stating that such information is intended for use in any document described in clauses (A) or (B) of Section (9)(a) above. This indemnity agreement will be in addition to any liability that CF&Co might otherwise have.

(c) Procedure. Any indemnified party that proposes to assert the right to be indemnified under this Section 9 will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 9, notify each such indemnifying party of the commencement of such action, enclosing a copy of all papers served, but the omission so to notify such indemnifying party will not relieve the indemnifying party from (i) any liability that it may have to any indemnified party otherwise than under this Section 9 and (ii) any liability that it may have to any indemnified party under the foregoing provision of this Section 9 unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the indemnifying party. If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel reasonably satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (1) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (2) the indemnified party has reasonably concluded (based on advice of counsel to the indemnified party) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (3) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (4) the indemnifying party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time for all such indemnified party or parties. All such fees, disbursements and other charges will be reimbursed by the indemnifying party promptly as they are incurred. An indemnifying party will not, in any event, be liable for any settlement of any action or claim effected without its written consent. No indemnifying party shall, without the prior written consent of each indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated by this Section 9 (whether or not any indemnified party is a party thereto), unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising or that may arise out of such claim, action or proceeding. Notwithstanding any other provision of this Section 9(c), if at any time an indemnified party shall have properly requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel for which it is entitled to reimbursement pursuant to this Section 9(c), such indemnifying party agrees that it shall be liable for any settlement effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into, and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement; provided that an indemnifying party shall not be liable for any such settlement effected without its consent if such indemnifying party, at least five days prior to the date of such settlement, (1) reimburses such indemnified party in accordance with such request for the amount of such fees and expenses of counsel as the indemnifying party believes in good faith to be reasonable and (2) provides written notice to the indemnified party that the indemnifying party disputes in good faith the reasonableness of the unpaid balance of such fees and expenses.

(d) Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in the foregoing paragraphs of this Section 9 is applicable in accordance with its terms but for any reason is held to be unavailable from the Fund, the Adviser and KACALP or CF&Co, the Fund, the Adviser or KACALP and CF&Co will contribute to the total losses, claims, liabilities, expenses and damages (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, but after deducting any contribution received by the Fund or Adviser from persons other than CF&Co, such as persons who control the Fund within the meaning of the Securities Act, officers of the Fund who signed the Registration Statement and directors of the Fund, who also may be liable for contribution) to which the Fund, the Adviser, and CF&Co may be subject in such proportion as shall be appropriate to reflect the relative benefits received by the Fund, the Adviser or KACALP, on the one hand, and CF&Co, on the other. The relative benefits received by the Fund, the Adviser and KACALP, on the one hand, and CF&Co, on the other, shall be deemed to be in the same proportion as the total net proceeds from the sale of the Placement Shares (net of commissions to

CF&Co but before deducting expenses) received by the Fund bear to the total commissions received by CF&Co from the sale of the Placement Shares on behalf of the Fund. If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Fund, the Adviser and KACALP, on the one hand, and CF&Co, on the other, with respect to the statements or omission that resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such matter. Such relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Fund, the Adviser, KACALP or CF&Co, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Fund, the Adviser and KACALP, and CF&Co agree that it would not be just and equitable if contributions pursuant to this Section 9(d) were to be determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, liability, expense, or damage, or action in respect thereof, referred to above in this Section 9(d) shall be deemed to include, for the purpose of this Section 9(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim to the extent consistent with Section 9(c) hereof. Notwithstanding the foregoing provisions of this Section 9(d), CF&Co shall not be required to contribute any amount in excess of the commissions received by it under this Agreement and no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 9(d), any person who controls a Party within the meaning of the Securities Act, and any officers, directors, partners, employees or agents of CF&Co, will have the same rights to contribution as CF&Co, and each director and officer of the Fund who signed the Registration Statement will have the same rights to contribution as the Fund, subject in each case to the provisions hereof. Any indemnified party entitled to contribution, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this Section 9(d), will notify indemnifying party, but the omission to so notify will not relieve such party from any other obligation it or they may have under this Section 9(d) unless and only to the extent that such failure to so notify such other party materially prejudiced the substantive rights or defenses of the party from whom contribution is sought. Except for a settlement entered into pursuant to the last sentence of Section 9(c) hereof, no indemnified party will be liable for contribution with respect to any action or claim settled without its written consent if such consent is required pursuant to Section 9(c) hereof.

(e) Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this Section 9 shall, subject to the requirements of Investment Company Act Release No. 11330 and Section 17(i) of the Investment Company Act, be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred.

10. Representations and Warranties to Survive Delivery.

The indemnity and contribution agreements contained in Section 9 and all representations and warranties of the Fund, the Adviser and KACALP herein or in certificates delivered pursuant hereto shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of CF&Co, any controlling persons, or the Fund, the Adviser and KACALP (or any of their respective officers, directors or controlling persons), (ii) delivery and acceptance of the Placement Shares and payment therefor or (iii) any termination of this Agreement.

11. Termination.

(a) CF&Co shall have the right, by giving notice as hereinafter specified in Section 12, to terminate this Agreement if (i) any Fund Material Adverse Effect or Adviser Material Adverse Effect has occurred, or any development that has actually occurred and that is reasonably expected to cause a Fund Material Adverse Effect or Adviser Material Adverse Effect that, in the reasonable judgment of CF&Co, may materially impair the ability of CF&Co to sell the Placement Shares hereunder; (ii) the Fund or the Adviser shall have failed, refused or been unable, at or prior to any Settlement Date, to perform any agreement on its part to be performed hereunder; (iii) any other condition of CF&Co’s obligations hereunder is not fulfilled; or (iv) any suspension or limitation of trading in the Fund’s shares of Common Stock or in any of the Fund’s affiliates (within the meaning of Rule 405 under the Securities Act) common stock (including for this purpose Kayne Anderson Energy Development Company, Kayne Anderson Midstream/Energy Fund, Inc. and Kayne Anderson Energy Total Return Fund, Inc.) or in securities generally on the NYSE shall have occurred. Any such termination shall be without liability of any Party to any other Party except that the provisions of Section 7(f) (Expense), Section 9 (Indemnification and Contribution), Section 10 (Representations and Warranties to Survive Delivery), Section 16 (Applicable Law; Consent to Jurisdiction) and Section 17 (Waiver of Jury Trial) hereof shall remain in full force and effect notwithstanding such termination. If CF&Co elects to terminate this Agreement as provided in this Section 11(a), CF&Co shall provide the required notice as specified in Section 12 (Notices).

(b) The Fund shall have the right, by giving notice as hereinafter specified in Section 12 to terminate this Agreement in its sole discretion at any time. Any such termination shall be without liability of any party to any other party except that the provisions of Section 7(f), Section 9, Section 10, Section 16 and Section 17 hereof shall remain in full force and effect notwithstanding such termination

(c) Any such termination shall be without liability of any party to any other party except that the provisions of Section 7(f), Section 9, Section 10, Section 16, and Section 17 hereof shall remain in full force and effect notwithstanding such termination.

(d) Unless earlier terminated pursuant to this Section 11, this Agreement shall automatically terminate upon the issuance and sale of all of the Shares through CF&Co on the terms and subject to the conditions set forth herein; provided, however that the provisions of Section 7(f), Section 9, Section 10, Section 16, and Section 17 hereof shall remain in full force and effect notwithstanding such termination.

(e) This Agreement shall remain in full force and effect unless terminated pursuant to Sections 11(a), 11(b) or 11(d) above or otherwise by mutual agreement of the Parties; provided, however, that any such termination by mutual agreement shall in all cases be deemed to provide that Section 7(f), Section 9, Section 10, Section 16, and Section 17 shall remain in full force and effect notwithstanding such termination.

(f) Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided, that such termination shall not be effective until the close of business on the date of receipt of such notice by CF&Co, the Fund or the Adviser, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of Placement Shares, such Placement Shares shall settle in accordance with the provisions of this Agreement.

12. Notices.

All communications hereunder will be in writing and effective only on receipt, and, if sent to the CF&Co will be mailed, delivered or telefaxed to Cantor Fitzgerald & Co. Attn: Jeffrey Lumby/Head of Equity Capital Markets – 499 Park Avenue, NY, NY 10022; Fax 212-308-3730; or, if sent to the Fund, KACALP or the Adviser, will be mailed, delivered or telefaxed to KA Fund Advisors, LLC, General Counsel (fax no.: (310) 284-6444) and confirmed to it at c/o KA Fund Advisors, LLC, 1800 Avenue of the Stars, Third Floor, Los Angeles, California 90067, Attention: David Shladovsky, Esq. and Kayne Anderson Total Return Fund Inc. 717 Texas Avenue, Suite 3100 Houston, Texas 77002, Attention: Terry A. Hart.

13. Successors and Assigns.

This Agreement shall inure to the benefit of and be binding upon the Parties and their respective successors and the affiliates, controlling persons, officers and directors referred to in Section 9 hereof. References to any of the parties contained in this Agreement shall be deemed to include the successors and permitted assigns of such party. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. Neither party may assign its rights or obligations under this Agreement without the prior written consent of the other party, provide, however, that CF&Co may assign its rights and obligations hereunder to an affiliate of CF&Co without obtaining the Fund or the Adviser’s consent.

14. Adjustments for Stock Splits.

The Parties acknowledge and agree that all share related numbers contained in this Agreement shall be adjusted to take into account any stock split, stock dividend or similar event effected with respect to the Shares.

15. Entire Agreement; Amendment; Severability.

This Agreement (including all schedules and exhibits attached hereto and placement notices issued pursuant hereto) constitutes the entire agreement and supersedes all other prior and contemporaneous agreements and undertakings, both written and oral, among the parties hereto with regard to the subject matter hereof. Neither this Agreement nor any term hereof may be amended except pursuant to a written instrument executed by the Parties. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

16. Applicable Law; Consent to Jurisdiction.

This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to the principles of conflicts of laws. Each of the parties hereto irrevocably (i) agrees that any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any state or federal court located in the Borough of Manhattan, The City of New York, New York (each a “New York Court”), (ii) waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such proceeding and (iii) submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding. The Fund has appointed Paul Hastings LLP, New York, New York, as its authorized agent (the “Authorized Agent”) upon whom process may be served in any such action arising out of or based on this Agreement or the transactions contemplated hereby which may be instituted in any New York Court by CF&Co or by any person who controls CF&Co, expressly consents to the jurisdiction of any such court in respect of any such action, and waives any other requirements of or objections to personal jurisdiction with respect thereto. Such appointment shall be irrevocable. The Fund represents and warrants that the Authorized Agent has agreed to act as such agent for service of process and agrees to take any and all action, including the filing of any and all documents and instruments that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent and written notice of such service to the Fund shall be deemed, in every respect, effective service of process upon the Fund.

17. Waiver of Jury Trial.

The Fund, the Adviser, KACALP and CF&Co hereby irrevocably waive any right either may have to a trial by jury in respect of any claim based upon or arising out of this agreement or any transaction contemplated hereby.

18. Absence of Fiduciary Duties.

The parties acknowledge that they are sophisticated in business and financial matters and that each of them is solely responsible for making its own independent investigation and analysis of the transactions contemplated by this Agreement. They further acknowledge that CF&Co has not been engaged by the Fund or the Adviser to provide, and has not provided, financial advisory services in connection with the terms of the offering and sale of the Shares nor has CF&Co assumed at any time a fiduciary relationship to the Fund or the Adviser in connection with such offering and sale. The parties also acknowledge that the provisions of this Agreement fairly allocate the risks of the transactions contemplated hereby among them in light of their respective knowledge of the Fund or the Adviser and their respective abilities to investigate its affairs and business in order to assure that full and adequate disclosure has been made in the Registration Statement and the Prospectus (and any amendments and supplements thereto). The Fund and the Adviser hereby waives, to the fullest extent permitted by law, any claims it may have against CF&Co for breach of fiduciary duty or alleged breach of fiduciary duty and agrees CF&Co shall have no liability (whether direct or indirect) to the Fund in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Fund, including stockholders, employees or creditors of Fund.

19. Counterparts.

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed Agreement by one party to the other may be made by facsimile transmission.

[Remainder of Page Intentionally Blank]

If the foregoing accurately reflects your understanding and agreement with respect to the matters described herein please indicate your agreement by countersigning this Sales Agreement in the space provided below.

Very truly yours,

KAYNE ANDERSON MLP INVESTMENT COMPANY

By:	/s/ JAMES C. BAKER
Name:	James C. Baker
Title:	Executive Vice President

KA FUND ADVISORS, LLC

By:	Kayne Anderson Capital Advisors, L.P. its Manager

By:	/s/ JAMES C. BAKER
Name:	James C. Baker
Title:	Senior Managing Director

KAYNE ANDERSON CAPITAL ADVISORS, L.P.
(Solely with respect to Section 6(b)(v), Section 6(b)(vii), Section 7(l), Section 9 and Section 10 as applicable)

By:	Kayne Anderson Investment Management, Inc., its General Partner

By:	/s/ JAMES C. BAKER
Name:	James C. Baker
Title:	Senior Managing Director

CANTOR FITZGERALD & CO.

By:	/s/ JEFFREY LUMBY
Name:	Jeffrey Lumby
Title:	Senior Managing Director

[Signature page to the Sales Agreement]

SCHEDULE 1

FORM OF PLACEMENT NOTICE

From: [—]

Cc:     [—]

To:     [—]

Subject: Controlled Equity OfferingSM—Placement Notice

Gentlemen:

Pursuant to the terms and subject to the conditions contained in the Controlled Equity OfferingSM Sales Agreement among Kayne Anderson MLP Investment Company (the “Fund”), KA Fund Advisors, LLC, Kayne Anderson Capital Advisors, L.P., on the one hand, and Cantor Fitzgerald & Co. (“CF&Co”), on the other, dated [-], 2015 (the “Agreement”), I hereby request on behalf of the Fund that CF&Co sell up to [—] Shares, pursuant to the following instructions (subject to a per Share gross sales price at least equal to the Minimum Daily Price of the shares of Common Stock and subject to any other restrictions on the sale of shares of Common Stock [to be completed by KA].

The Fund hereby confirms that, as of the date of this Placement Notice, the Prospectus does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Terms used herein have the meanings ascribed to them in the Agreement.

SCHEDULE 2

CANTOR FITZGERALD & CO.

Jeffrey Lumby

Joshua R. Feldman

KAYNE ANDERSON MLP INVESTMENT COMPANY

Kevin S. McCarthy

Terry A. Hart

James C. Baker

1

SCHEDULE 3

AMOUNT OF COMMISSIONS PAID TO CANTOR FITZGERALD & CO.

Up to 2% of the gross sales price of all shares of Common Stock of Kayne Anderson MLP Investment Company (the “Fund”), sold through Cantor Fitzgerald & Co. under the controlled equity offering governed by the Controlled Equity OfferingSM Sales Agreement, dated [-], 2015, between the Fund, KA Fund Advisors, LLC and Kayne Anderson Capital Advisors, L.P., on the one hand, and Cantor Fitzgerald & Co., on the other.

EXHIBIT A-1

OFFICER’S CERTIFICATE

The undersigned, the duly qualified and elected                     of Kayne Anderson MLP Investment Company, a Maryland corporation (the “Fund”), does hereby certify in such capacity and on behalf of the Fund, pursuant to Section 7(l) of the Controlled Equity OfferingSM Sales Agreement, dated [-], 2015 (the “Agreement”), between the Fund, KA Fund Advisors, LLC and Kayne Anderson Capital Advisors, L.P., on the one hand, and Cantor Fitzgerald & Co., on the other, that to the knowledge of the undersigned:

(i)	the representations and warranties of the Fund in Section 6(a) of the Agreement (A) to the extent such representations and warranties are subject to qualifications and exceptions contained therein relating to materiality or a Fund Material Adverse Effect, such representations and warranties are true and correct on and as of the date hereof as if made on and as of the date hereof, except for those representations and warranties that speak solely as of a specific date and which were true and correct as of such date, with the same force and effect as if expressly made on and as of the date hereof, and (B) to the extent such representations and warranties are not subject to such qualifications or exceptions, such representations and warranties are true and correct in all material respects as of the date hereof as if made on and as of the date hereof, except for those representations and warranties that speak solely as of a specific date and which were true and correct as of such date, with the same force and effect as if expressly made on and as of the date hereof; and

(ii)	the Fund has complied with all agreements and satisfied all conditions on its part to be performed or satisfied pursuant to the Agreement at or prior to the date hereof.

Terms used herein have the meanings ascribed to them in the Agreement.

By:
Name:
Title:

Date:

EXHIBIT A-2

OFFICER’S CERTIFICATE

The undersigned, the duly qualified and elected             of KA Fund Advisors, LLC, a Delaware limited liability company, which is the adviser of Kayne Anderson MLP Investment Company (the “Adviser”), does hereby certify in such capacity and on behalf of the Adviser, pursuant to Section 7(l) of the Controlled Equity OfferingSM Sales Agreement, dated [-], 2015 (the “Agreement”), between Kayne Anderson MLP Investment Company, the Adviser and Kayne Anderson Capital Advisors, L.P., on the one hand, and Cantor Fitzgerald & Co., on the other, that to the knowledge of the undersigned:

(i)	the representations and warranties of the Adviser in Section 6 of the Agreement (A) to the extent such representations and warranties are subject to qualifications and exceptions contained therein relating to materiality or an Adviser Material Adverse Effect, such representations and warranties are true and correct on and as of the date hereof as if made on and as of the date hereof, except for those representations and warranties that speak solely as of a specific date and which were true and correct as of such date, with the same force and effect as if expressly made on and as of the date hereof, and (B) to the extent such representations and warranties are not subject to such qualifications or exceptions, such representations and warranties are true and correct in all material respects as of the date hereof as if made on and as of the date hereof, except for those representations and warranties that speak solely as of a specific date and which were true and correct as of such date, with the same force and effect as if expressly made on and as of the date hereof; and

(ii)	the Adviser has complied with all agreements and satisfied all conditions on its part to be performed or satisfied pursuant to the Agreement at or prior to the date hereof.

Terms used herein have the meanings ascribed to them in the Agreement.

By:
Name:
Title:

Date:

EXHIBIT A-3

OFFICER’S CERTIFICATE

The undersigned, the duly qualified and elected                     of Kayne Anderson Capital Advisors, L.P., a California limited partnership, (“KACALP”), does hereby certify in such capacity and on behalf of KACALP, pursuant to Section 7(l) of the Controlled Equity OfferingSM Sales Agreement, dated [-], 2015 (the “Agreement”), between Kayne Anderson MLP Investment Company, KA Fund Advisors, LLC and KACALP, on the one hand, and Cantor Fitzgerald & Co., on the other, that to the knowledge of the undersigned:

(i) the representations and warranties of KACALP in Section 6 of the Agreement (A) to the extent such representations and warranties are subject to qualifications and exceptions contained therein relating to materiality or a material adverse change, such representations and warranties are true and correct on and as of the date hereof as if made on and as of the date hereof, except for those representations and warranties that speak solely as of a specific date and which were true and correct as of such date, with the same force and effect as if expressly made on and as of the date hereof, and (B) to the extent such representations and warranties are not subject to such qualifications or exceptions, such representations and warranties are true and correct in all material respects as of the date hereof as if made on and as of the date hereof, except for those representations and warranties that speak solely as of a specific date and which were true and correct as of such date, with the same force and effect as if expressly made on and as of the date hereof; and

(ii) KACALP has complied with all agreements and satisfied all conditions on its part to be performed or satisfied pursuant to the Agreement at or prior to the date hereof.

Terms used herein have the meanings ascribed to them in the Agreement.

By:
Name:
Title:

EXHIBIT B-1

Form of Opinion of Fund Counsel

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

(i) Based solely on a review of good standing certificates (or other evidence described in the opinion) of the Secretary of State of California and the Secretary of State of the State of Texas, the Fund is duly qualified to do business as a foreign corporation in the States of California and Texas and is in good standing under the laws of each of the States of California and Texas;

(ii) The Fund is duly registered with the Commission under the Investment Company Act as a closed-end, non-diversified management investment company, and all required action has been taken by the Fund under the Acts and the Rules and Regulations in connection with the issuance and sale of the Shares to make the public offering and consummate the sale of the Shares as contemplated by the Agreement; the provisions of the Charter and the Bylaws of the Fund comply as to form in all material respects with the requirements of the 1940 Act and the 1940 Act Rules and Regulations; and the Fund has not received any notice from the Commission pursuant to Section 8(e) of the 1940 Act with respect to the 1940 Act Notification or the Registration Statement;

(iii) The Agreement has been delivered by the Fund and complies with the provisions of the 1940 Act and the 1940 Act Rules and Regulations applicable to the Fund;

(iv) Each of the Fund Agreements complies in all material respects with all applicable provisions of the 1940 Act, the Advisers Act, the 1940 Act Rules and Regulations, and the Advisers Act Rules and Regulations; and each of the Custodian Agreement, the Transfer Agency Agreement and the Fund Services Agreement constitutes a valid and binding agreement of the Fund, enforceable against the Fund in accordance with its terms, except as rights to indemnity and contribution may be limited by federal or state securities laws or principles of public policy and subject to the qualification that the enforceability of the Fund’s obligations thereunder may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium and other laws relating to or affecting creditors’ rights generally and by general equitable principles, regardless whether enforcement is considered in a proceeding in equity or at law;

(v) Neither the issuance and sale of the Shares, the execution, delivery or performance of the Agreement or any of the Fund Agreements by the Fund, nor the consummation by the Fund of the transactions herein or therein contemplated or the adoption of the Fund’s Dividend Reinvestment Plan to the knowledge of such counsel (i) constitutes or will constitute a material breach of or a default under, any agreement, indenture, lease or other instrument to which the Fund is a party or by which it or any of its properties or assets may be bound, in each case, as such agreement, indenture, lease or other instrument has been amended through the date hereof and which has been filed as an exhibit to the Registration Statement (collectively, such agreements, indentures, leases or other instruments are herein referred to as the “Reviewed Agreements”), (ii) violates or will violate any material California or United States federal statute, law, regulation or filing or judgment, injunction, order or decree applicable to the Fund or any of its properties or (iii) to the knowledge of such counsel, will result in the creation or imposition of any material lien, charge or encumbrance upon any property or assets of the Fund pursuant to the terms of any Reviewed Agreement;

(vi) To such counsel’s knowledge, there is no pending or threatened action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Fund or its property or assets of a character required to be disclosed in the Registration Statement which is not adequately disclosed in the Prospectus, and there are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement or Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required by the Acts or the Rules and Regulations; and the statements included in the Prospectus under the caption “Tax Matters” insofar as they purport to constitute summaries of legal matters, agreements, documents or proceedings therein, accurately and fairly summarize such legal matters, agreements, documents or proceedings described therein in all material respects;

(vii) No consent, approval, authorization, filing with or order of any federal or California governmental agency or body or supervisory authority, or to our knowledge, any California or United States federal court, is required in connection with the transactions contemplated in the Agreement or the Fund Agreements, other than (a) those that have been made or obtained under the Acts, (b) those under state securities or blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by CF&Co in the manner contemplated in the Agreement and in the Prospectus (as to which such counsel expresses no opinion) and (c) such other approvals (specified herein) as have been obtained;

(viii) The Shares are duly listed, and admitted and authorized for trading, subject to official notice of issuance, on the NYSE;

(ix) Except as set forth in the Prospectus, to such counsels’ knowledge, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Fund are outstanding;

(x) To such counsel’s knowledge, no holder of securities of the Fund have rights to the registration of such securities under the Registration Statement; and

(xi) The Registration Statement has been declared effective under the 1933 Act.

In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of California or the Federal laws of the United States, to the extent they deem proper and specified in such opinion, upon the opinion of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for CF&Co (which shall include as to matters involving the laws of the State of Maryland the opinion of Venable LLP) and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Fund and public officials and, where appropriate, a review of the Registration Statement, the Prospectus, and the Charter and Bylaws. References to the Prospectus in this paragraph shall also include any supplements thereto at the Closing Time.

EXHIBIT B-2

Form of Opinion of Fund Counsel

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

1. The Registration Statement (or post-effective amendment thereto) has been declared effective under the 1933 Act.

EXHIBIT B-3

Form of Letter of Fund Counsel

In connection with the preparation of the Registration Statement and the Prospectus, we have participated in conferences with directors, officers and other representatives of the Fund, the Adviser and KACALP, representatives of the independent registered public accounting firm of the Fund and representatives of CF&Co and counsel for CF&Co, at which conferences the contents of the Registration Statement and the Prospectus and related matters were discussed.

Based upon and subject to the foregoing, relying as to materiality to a large extent on the representations of officers and other representatives of the Fund, we confirm to you that, on the basis of the information we gained in the course of performing the services referred to above, no fact has come to our attention that leads us to believe (i) that on the Effective Time, or the date the Registration Statement was last deemed amended, the Registration Statement contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) that the Prospectus as of its date and on the date hereof included or includes any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that we did not undertake to determine or verify independently and, therefore, are not passing upon and do not assume any responsibility, explicitly or implicitly, for the accuracy, completeness or fairness of the statements contained in the Registration Statement or Prospectus and we express no view with respect to the financial statements, notes and schedules thereto and other information of a financial, accounting, or, in the case of the materials included in connection with the financial highlights and financial statements, and the notes related thereto, statistical nature, included, attached or incorporated by reference in, or omitted from, the Registration Statement or Prospectus.

EXHIBIT C

Form of Opinion of Maryland Counsel

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

(i) The Fund is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the State Department of Assessments and Taxation of Maryland;

(ii) The Fund has the corporate power to own its properties and assets and to conduct its business as a closed-end investment company as described in the Prospectus under the caption “Prospectus Supplement Summary”;

(iii) The Fund has the number of authorized shares of Common Stock set forth in the Prospectus under the caption “Capitalization”;

(iv) The authorized stock of the Fund conforms in all material respects as to legal matters to the description thereof contained in the Prospectus under the caption “Description of Securities — Capital Stock,” “— Common Stock” and “— Preferred Stock”;

(v) The shares of Common Stock issued and outstanding as of the date hereof (immediately prior to the issuance of the Shares) have been duly authorized and are validly issued, fully paid and nonassessable;

(vi) The sale and issuance of the Securities have been duly authorized and, when issued and delivered to and paid for by CF&Co in accordance with the Agreement and the resolutions, the Shares will be validly issued, fully paid and nonassessable;

(vii) The form of certificate representing shares of Common Stock complies in all material respects with the applicable statutory requirements of the Maryland General Corporation Law (the “MGCL”) and with any applicable requirements of the Charter and the Bylaws;

(viii) The Securities are not subject to preemptive or other similar rights under the MGCL, the Charter or the Bylaws;

(ix) The Fund has the corporate power to execute and deliver the Agreement and the Fund Agreements and to perform its obligations thereunder. The execution and delivery of the Agreement and each of the Fund Agreements by the Fund have been duly authorized by all necessary corporate action of the Fund. Each of the Agreement and the Fund Agreements have been duly executed and, so far as is known to such counsel, delivered by the Fund;

(x) The execution and delivery of the Agreement and the consummation of the transactions contemplated thereby will not conflict with or constitute a breach of the Charter or the Bylaws, or any Maryland law or regulation, or, so far as is known to such counsel, any order of any Maryland governmental authority (other than any law, regulation or order in connection with the securities laws of the State of Maryland, as to which such counsel need not express an opinion);

(xi) The statements in the Prospectus under the caption “Description of Securities — Capital Stock,” “— Common Stock” and “— Preferred Stock,” and “Risk Factors — Risks Related to Our Business and Structure — Anti-Takeover Provisions,” insofar as such statements purport to summarize certain provisions of Maryland law, the Common Stock or the Charter or the Bylaws, constitute an accurate summary in all material respects; and

(xii) The Investment Management Agreement (as defined on Schedule I hereto), to the extent governed by Maryland law, constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

In rendering such opinion, Venable LLP may rely, as to matters of fact, upon the representations and warranties made by the Fund, the Adviser and KACALP and on certificates and written statements of officers and employees of and accountants for the Fund, the Adviser and KACALP and of public officials. Except as otherwise specifically provided herein, when giving their opinions to their “knowledge”, Venable LLP has relied solely upon an inquiry of the attorneys of that firm who have worked on matters for the Fund, on certificates or written statements of officers of the Fund and, where appropriate, a review of the Registration Statement and the Prospectus, exhibits to the Registration Statement, the Charter and Bylaws.

EXHIBIT D

Form of Opinion of the General Counsel of the Adviser

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

(i) The Adviser has been duly organized and is validly existing as a limited liability company in good standing under the laws of the State of Delaware, with limited liability company power and authority to own, lease and operate its properties or assets and to conduct its business as described in the Registration Statement and the Prospectus, and is duly qualified to do business as a foreign limited liability company and is in good standing under the laws of each jurisdiction which requires such qualification;

(ii) The Adviser is duly registered as an investment adviser under the Advisers Act, and is not prohibited by the Advisers Act, the Advisers Act Rules and Regulations, the 1940 Act, or the 1940 Act Rules and Regulations from acting under the Advisory Agreement as contemplated by the Prospectus;

(iii) The Adviser has full limited liability company power and authority to enter into the Agreement and the Advisory Agreement; and the Agreement and the Advisory Agreement Assignment have been duly authorized, executed and delivered by the Adviser; the Agreement and the Advisory Agreement are each a valid and legally binding agreement of the Adviser, enforceable against the Adviser in accordance with its terms except as rights to indemnity and contribution hereunder and thereunder may be limited by federal or state securities laws or principles of public policy and subject to the qualification that the enforceability of the Adviser’s obligations thereunder may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors’ rights generally and by general equitable principles whether enforcement is considered in a proceeding in equity or at law;

(iv) To the knowledge of such counsel, the Agreement and the Advisory Agreement comply in all material respects with all applicable provisions of the Acts, the Advisers Act, the Rules and Regulations and the Advisers Act Rules and Regulations;

(v) Neither the issuance and sale of the Shares, the execution or delivery of the Agreement or the Advisory Agreement Assignment, the performance of the Agreement or the Advisory Agreement, nor the consummation by the Adviser of the transactions contemplated thereby (a) conflicts or will conflict with or constitutes or will constitute a breach of or default under the certificate of formation or limited liability company agreement, or other organizational documents, of the Adviser, (b) conflicts or will conflict with, or constitutes or will constitute a breach of or default under any agreement, indenture, lease or other instrument to which the Adviser is a party or by which it or any of its properties may be bound or (c) to such counsel’s knowledge, violates or will violate any statute, law, regulation or filing or judgment, injunction, order or decree applicable to the Adviser or any of its properties or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Adviser pursuant to the terms of any agreement or instrument to which it is a party or by which it may be bound or to which any of the property or assets of the Adviser are subject, except in the case of clauses (a) and (b), such conflicts, breaches and violations that in the aggregate would not reasonably be expected to have a Material Adverse Effect;

(vi) To the knowledge of such counsel, the description of the Adviser and its business in the Prospectus complies in all material respects with all requirements of the Acts and the Rules and Regulations;

(vii) To the knowledge of such counsel, there is no pending or threatened action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Adviser or its property or assets of a character required to be disclosed in the Registration Statement which is not adequately disclosed in the Prospectus, and there are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement or the Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required by the Acts or the Rules and Regulations;

(viii) To the knowledge of such counsel, no consent, approval, authorization, filing with or order of any court or governmental agency or body or supervisory authority is required in connection with the transactions contemplated in the Agreement or in the Advisory Agreement, other than (a) those that have been made or obtained under the Acts and (b) those under state securities or blue sky laws of any jurisdiction in connection with the purchase and distribution of the Shares by CF&Co in the manner contemplated in the Agreement and in the Prospectus (as to which such counsel need not express an opinion); and

Such counsel shall also state that, although such counsel has not independently verified and is not passing upon and does not assume responsibility, explicitly or implicitly, for the accuracy, completeness or fairness of the statements contained in the Registration Statement or Prospectus (except as to the extent expressly stated in the opinion of such counsel), such counsel has no reason to believe that (a) on the Effective Time or the date the Registration Statement was last deemed amended the Registration Statement contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or (b) the Prospectus as of its date and on the date hereof included or includes any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (except that in each case such counsel does not express any view as to the financial statements and other financial and statistical information, statistical data and financial projections included or incorporated by reference therein or excluded therefrom or the statements contained therein, as to which such counsel does not express an opinion).

In rendering such opinion, such counsel (A) may state that he expresses no opinion as to the laws of any jurisdiction other than the laws of the State of California and the Delaware Limited Liability Company Act and the federal laws of the United States of America, (B) may rely, as to matters of fact, upon the representations and warranties made by the Fund and the Adviser herein and on certificates and written statements of officers and employees of and accountants for the Fund and the Adviser and of public officials, and (C) may state that he is a member of the Bar of the State of California.